Employment Contract

Party A (employer)

Name: Huahui (Shenzhen) Education Management Co., Ltd.

Address: 201, Building A, No. 1, Qianwan 1st Road, Qianhai-Hong Kong Cooperation Zone, Shenzhen

Legal representative: Junze Zhang

Contact person: Zhenlei Liang

Contact number: +(86) 13924642343

Party B (employee)

Name: Junze Zhang

Gender: Male

National identification number or passport number: National identification number: 440527197109094313

Permanent residence address: 405, Block B, Building 11, Phase 2, Dadi Garden, Longxiang Avenue Park, Longgang District, Shenzhen, Guangdong, China

Current address: 405, Block B, Building 11, Phase 2, Dadi Garden, Longxiang Avenue Park, Longgang District, Shenzhen, Guangdong, China

Contact number: 13728708818

Party A and Party B agree to sign this contract

1.	Both parties agree and determine the term of the contract according to type 1

(i). Fixed term: From _/___ to ___/____.

(ii). Indefinite term: From ______May 1, 2018_________/________________________.

(iii). To complete a certain work task as a deadline: from______/__to __________.

(iv). Probation term ____/ ____months

2.	Working content of Party B: General manager.

Working place: Shenzhen.

3.	Party B shall have statutory holidays, marriage leave, maternity leave, bereavement leave, etc. according to law.

Party A and Party B agree to determine Party B’s working hours in the 1st way below.

(1)	Standard working hours: 7.5 hours per day, maximum working hours: 40 hours per week.

(2)	After the approval of the human resources protection (labor) department, the implementation of the irregular work system。

(3)	Approved by the Human Resources Guarantee (Labor) Department to implement a comprehensive calculation of working hours

4.	Party A shall pay monthly wages before the tenth day of a month.

Party A, in consultation with Party B, agrees to pay Party B’s salary in the 1st way below.

(1)	The monthly salary of Party B’s normal work is 4,950 yuan; and the performance salary is 4 ,950 yuan; perfect attendant award is 100 yuan;

During the probation period, the monthly salary of normal work is ___/_ yuan; nd the performance salary is __/__ yuan; perfect attendant award is ___/_____ yuan;

(2)	The two parties agreed to determine Party B’s salary by ___/___ yuan.

5.	Both Party A and Party B pay social insurance premiums in accordance with relevant regulations and pay housing provident fund

6.	Labor Protection, Working Condition and Occupational Hazard Protecting

Party A shall provide labor and work sites that meet the national labor health standards in accordance with relevant national and local labor protection regulations, and effectively protect Party B’s safety and health in production. If Party B may cause occupational disease hazards during work, Party A shall truthfully inform Party B and protect Party B’s health and its rights and interests in accordance with the provisions of the Law on Prevention and Control of Occupational Diseases.

7.	Other matters that both parties agree to need to agree:

Performance pay and full attendance awards are executed according to the company’s compensation system.

8	This contract is made in two copies, each party holds one copy and it has the same legal effect.

Party A: #65306;Huahui (Shenzhen) Education Management Co., Ltd. (seal)

Legal Representative: #65306;Junze Zhang

Main in-charge: Junze Zhang

Date: May 1, 2018

Party B: Junze Zhang (signature)

Date: May 1, 2018